SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
April 19, 2006

Date of Report (date of earliest event reported)
DELTA PETROLEUM CORPORATION

Exact name of Registrant as Specified in its Charter

Delaware	0-16203	84-1060803

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number
Suite 4300
370 17th Street
Denver, Colorado, 80202

Address of Principal Executive Offices, Including Zip Code
(303) 293-9133

Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
Delta Petroleum Corporation (“Delta,” “we” or “us”) announced today that DHS Drilling Company (“DHS”), an entity in which Delta owns a 49.4% interest, as of April 19, 2006, has entered into drilling contracts with Delta and others to provide drilling services at the following day rates:

Rig #1:	$17,500
Rig #2:	$12,500
Rig #3:	$12,500
Rig #4:	$16,500
Rig #5:	$16,500
Rig #6:	$17,200
Rig #7:	$23,700
Rig #8:	$16,500
Rig #9:	$22,000
Rig #10:	$22,000
Rig #11:	$16,500
Rig #12:	$16,500	*
Rig #14:	$14,700	*
Rig #15:	$18,000
Rig #16:	$16,500

*	Currently owned by a third party and subject to a purchase and sale agreement with DHS.
These contracts range in duration from well-to-well contracts to contracts that last up to six months. DHS initially commenced business in April of 2005 with two drilling rigs and has acquired additional rigs since that time. DHS currently owns 13 drilling rigs, of which 11 are currently in service. As rigs were acquired and placed into service, DHS has experienced an average utilization level of approximately 95%. Current operating costs per rig are approximately $8,000 per day.
Rigs #11 and #16 are currently in the process of being refurbished and are not currently expected to be placed back in service until June 1, 2006. DHS has entered into a purchase and sale agreement to acquire the company that owns rigs #12 and #14 for a purchase price of approximately $16.5 million, and is currently operating rig #12 pursuant to an $8,500 per day lease agreement with its current owner. The acquisition is scheduled to close by May 5th, 2006, subject to the satisfaction of customary closing conditions.
Additionally, all the assets of DHS, including Rigs #12 and #14, have recently been appraised for approximately $149 million. The appraisal was performed by an independent third-party appraisal firm in connection with a debt financing contemplated by DHS.
Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based on management’s present expectations, estimates and projections, but involve risks and uncertainty, including without limitation, the effects of delays in completion of the refurbishment of rigs, the timing, effects and success of our acquisitions and exploration development activities, unanticipated results from wells being drilled or completed, as well as general market conditions, competition and pricing. Please refer to Delta’s reports on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission for additional information. Delta is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA PETROLEUM CORPORATION (Registrant)
Date: April 19, 2006	By:	/s/ Stanley F. Freedman
Stanley F. Freedman, Executive Vice President and Secretary